                                                                     Exhibit 4.3


                                      BYLAWS

                                        OF

                              THOMAS INDUSTRIES INC.


                                     ARTICLE I

                                      Offices


            The principal office of the Corporation in the State of Delaware is located at No. 306 South State Street, City of Dover 19901, County of Kent, State of Delaware; and the name of the resident agent in charge thereof is the United States Corporation Company. The Company may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.


                                    ARTICLE II

                                   Shareholders


            Section 1. Annual Meeting. An annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such day during the month of April or May, and at such time and place, as may be fixed from time to time by the Board of Directors of the Corporation.

            Section 2. Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of shareholders may be called by any other person or persons by the terms of any series of Preferred Stock then outstanding, then such special meeting may also be called by the person or persons, in the manner, at the times, and for the purposes so specified. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the call thereof. Business transacted at all special meetings shall be confined to the objects stated in the call.

            Section 3. Notice of Meetings. Written notice of the annual meeting of the shareholders shall be served by the Secretary, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, at least ten days before the meeting. Written notice of any special meeting of the shareholders shall be so served at least five days before the meeting. If mailed, the notice of a meeting shall be directed to a shareholder at his last known post office address. The notice of every meeting of the shareholders shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. Failure to serve personally or by mail such notice, or any irregularity therein, shall not affect the validity of such meeting or any of the proceedings thereat. Such notice may be waived in writing.

            Section  4.   Quorum.    At all  meetings of  the  shareholders, the
  presence, in person or by proxy, of the holders of record of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. In the absence of a quorum, the holders of record of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, or if no such shareholder is present in person or by proxy, any officer entitled to preside at, or act as secretary of, such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

            Section 5. Voting. At each meeting of the shareholders, except as may be provided by the Certificate of Incorporation, as amended, or in a certificate filed by the Corporation pursuant to Section 151(g) of the Delaware General Corporation Law, each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name in the stock ledger of the Corporation and may vote either in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney and dated, but need not be sealed, witnessed, or acknowledged.

  At each meeting of the shareholders, if there shall be a quorum, the vote of the holders of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, shall decide all matters brought before such meeting, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

  Upon demand of any shareholder entitled to vote at a meeting of the shareholders or upon the direction of the presiding officer at such meeting, the vote upon any matter brought before such meeting shall be by ballot; but otherwise no such vote need be by ballot except as is provided in Article II,
  Section 10, of these Bylaws.

            Section 6. Presiding Officer and Secretary. At all meetings of the shareholders, the Chairman of the Board of Directors, or in his absence the President of the Corporation, or in his absence a Vice President, or if none be present, the appointee of the meeting, shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

            Section 7. Inspectors of Election. At each meeting of the shareholders at which any matter brought before the meeting is to be voted upon by ballot, the presiding officer of such meeting may, and if so required by Article II, Section 10, of the Bylaws shall, appoint two persons, who need not be shareholders, to act as Inspectors of Election at such meeting. The Inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability; and thereupon the Inspectors shall take charge of the polls and after the balloting shall canvass the votes and determine in accordance with law, and make a certificate to the Corporation of, the results of the vote taken. No director or candidate for the office of director shall be appointed an Inspector.

            Section 8. Nomination of Director Candidates and Other Shareholder Proposals. Nominations of candidates for election to the Board of Directors of the Corporation or any other matters to be considered at any meeting of the shareholders called for election of directors or for the consideration of any other matters (an "Election Meeting") may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such Election Meeting. All such nominations, or any other proposals, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, any such notice must be received at the principal executive offices of the Corporation not less than sixty days prior to the date of the Election Meeting and must set forth (i) the name, age, business address and residence address, and the principal occupation or employment of any nominee proposed in such notice, (ii) the name and address of the shareholder giving the notice as the same appears in the Corporation's stock ledger, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by any such nominee and by such shareholder, (iv) such other information concerning any such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee, and (v) a description of any other matter proposed to be voted upon at the Election Meeting. Such notice must also include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

  If the presiding officer of an Election Meeting determines that a director nomination, or any other proposal, was not made in accordance with the foregoing procedures, such nomination or other proposal shall be void and shall be disregarded for all purposes.

            Section 9. List of Shareholders. At least ten days prior to every election of directors, a complete list of the shareholders entitled to vote at such election, arranged in alphabetical order and indicating the number of voting shares held by each, shall be prepared and certified by the Secretary or an Assistant Secretary. Such list shall be filed at the place where the election is to be held and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any shareholder.

            Section 10. Determination of Contested Elections. In the event that there are more candidates for election to the Board of Directors at a meeting of the shareholders than there are directors to be elected at such meeting (a "Contested Election"), the vote for election of directors shall be by ballot, and two Inspectors of Election for such meeting shall be appointed by the presiding officer of such meeting.

  The nominees for election to the Board of Directors in a Contested Election who are certified by the Inspectors as having been elected shall be deemed to be duly elected and qualified upon the expiration of three business days following the date of such certification, provided that in the event any court proceedings are commenced which challenge the results of such Contested Election, such nominees shall not be deemed to be duly elected and qualified until all such court proceedings, including appeals, shall have been finally concluded.


                                    ARTICLE III

                                     Directors


            Section 1. Number/Terms of Office. Except as provided by law or by the Certificate of Incorporation, or by these Bylaws, the powers, business, property, and affairs of the Corporation shall be exercised and managed by a Board of nine directors. The number of directors may be altered from time to time by an amendment of these Bylaws as hereinafter provided, but no reduction in the number of directors shall affect any director whose term of office shall not have expired. No director need be a shareholder.

  The directors shall be divided into three classes as follows:

            Class   I --   three members
            Class  II --   three members
            Class III --   three members

  The term of office of directors of Class I shall expire at the 1996 annual meeting of shareholders; the term of office of directors of Class II shall expire at the 1997 annual meeting of shareholders; and the term of office of directors of Class III shall expire at the 1998 annual meeting of shareholders. At each annual meeting of shareholders, directors of the class whose term then expires shall be elected for a full term of three years to succeed the directors of such class so that the term of office of the directors of one class shall expire in each year, provided that nothing herein shall be construed to prevent (a) the election of a director to succeed himself, (b) the election of a director for the remainder of an unexpired term in the class of directors to which he is elected, and (c) amendment of the Bylaws to increase or decrease the number of directors.

  Notwithstanding any other provision of these Bylaws, each director shall continue in office until his successor shall have been duly elected and shall qualify, or until his earlier resignation or removal in the manner provided in these Bylaws, or death.

            Section 2. Election of Directors/Vacancies. The members of each class of directors shall be elected at the annual meeting of the shareholders at which the term of office of such class expires, as provided herein. If for any reason any annual election of directors shall not be held on the day designated by these Bylaws, the directors shall cause such election to be held as soon thereafter as conveniently may be.

  Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by a majority vote of the directors then in office; and directors so chosen shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  Subject to the rights of the holder of any series of Preferred Stock then outstanding, (a) any director, or the entire Board of Directors, may be removed at any time, but only for cause; and (b) the affirmative vote of the holders of 75 percent of the voting power of all of the stock of the
  Corporation entitled to vote in the election of directors shall be required to remove a director from office. The shareholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation.

            Section 3. Resignations. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

            Section 4. Meetings. The Board of Directors may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof; and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, not inconsistent with these Bylaws, as they may deem proper. An annual meeting of the Board for the election of officers shall be held within three days following the day on which the annual meeting of the shareholders for the election of directors shall have been held. The

  Board of Directors, from time to time by resolution, may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board provided that, unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the annual meeting of the shareholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by any two of the directors for the time being in office; and the Secretary shall give notice of each such meeting to each director by mailing the same not later than the third day before the meeting, or personally, or by telegraphing, cabling, or telephoning, the same not later than two hours before the meeting. No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board of Directors, whether or not specified in a notice of the meeting.

            Section 5. Quorum. A majority of the total number of directors constituting the whole Board shall constitute a quorum for the transaction of business. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time; and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws.

            Section 6. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of the directors. A director may serve the Corporation in other capacities and receive compensation therefor.

            Section  7.   Indemnification of Directors  and Officers.   (a) Each
  person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) against all costs, charges, expenses, liabilities, and losses (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs, executors, and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  (b) If a claim under subsection (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

  (d) The Corporation may maintain insurance at its expense to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under Delaware law.

  (e)  To the  extent that  any  director, officer,  employee,  or agent  of the

  Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

  (f) The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees, and agents as the Board may designate, indemnity agreements providing in substance that the Corporation shall indemnify such persons to the fullest extent permitted by the laws of Delaware.

  (g) Any amendment, repeal, or modification of any provision of this Section by the shareholders or the Directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal, or modification.

            Section 8. Committees. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, from time to time designate an Executive Committee and such other committee or committees as it may determine, each committee to be headed by a chairman who shall be a member of the Board of Directors and elected by the Board of Directors. The committee or committees shall exercise only such powers of the Board of Directors as are specifically provided in said resolution or resolutions. The chairman of the Executive Committee, if any, shall report to the Board at its meetings upon the affairs of the Corporation.


                                    ARTICLE IV

                                Officers and Agents


            Section  1.   General Provisions.   The officers  of the Corporation
  shall  be a  President,  a  Treasurer, and  a  Secretary,  and may  include  a
  Chairman of the Executive Committee, one or more Vice Presidents, any of which may be an Executive Vice President, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Chairman of the Board of Directors and the President shall be chosen from among the directors. Any two offices, except those of President and Vice President, may be held by the same person; but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged, or verified by any two or more officers. Each of such officers shall serve until the annual meeting of the Board of Directors next succeeding his appointment and until his successor shall have been chosen and shall have qualified. The Board of Directors may appoint such other officers, agents, and employees as it may deem necessary or proper, who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. All officers, agents, and employees appointed by the Board of Directors shall be subject to removal at any time by the affirmative vote of a majority of the whole Board. Other agents and employees may be removed at any time by the

  Board of Directors, by the officer appointing them, or by any other superior officer upon whom such power of removal may be conferred by the Board of Directors. The salaries of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer.

            Section 2. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors of the Corporation. At each annual meeting of the shareholders, he shall present a statement of the business of the Corporation for the preceding year and a report of its financial condition.

            Section  3.   The  President.   The  President  shall be  the  Chief
  Executive Officer of the Corporation. He shall have general and active supervision of its business and affairs, and general charge of its property and employees, subject, however, to the control of the Board of Directors. He shall see that all resolutions and orders of the Board of Directors or of any committee thereof are carried into effect. He shall have power in the name of the Corporation and on its behalf to execute any and all deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers as may be assigned to him by the Board of Directors. He shall have full power and authority on behalf of the Corporation to execute any shareholder's consent and to attend and vote in person or by proxy at any meeting of shareholders of any corporation in which the Corporation may own stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present.

            Section 4. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, Chairman of the Board, or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws. In the absence or inability to act of the Chairman of the Board or the President, the Vice President next in order as designated by the Board of Directors or, in the absence of such designation, senior in length of service in such capacity, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board of Directors. The performance of any duty by a Vice President shall be conclusive evidence of his power to act.

            Section 5. The Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depositary or depositories as the Board of Directors
  may  designate.     He   may  endorse  all   commercial  documents   requiring
  endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall render an account of his transactions to the Board of Directors as often as they shall require the same and shall at all reasonable times exhibit his books and accounts to any director; shall cause to be entered regularly in books kept for that purpose full and accurate account of all monies received and paid by him on account of the Corporation; and shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board of Directors. He may be required by the Board of Directors to give a bond for the faithful discharge of his duties in such sum and with such surety as the Board may require.

            Section 6. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature whenever required. He shall have charge of the stock certificate book, transfer book, and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

            Section 7. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of his power to act. Any Assistant Treasurer shall also perform such other duties as the Secretary or the Board of Directors may from time to time assign to him.

            Section 8. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of his power to act. Any Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may from time to time assign to him.

            Section  9.   Other  Officers.   Other  officers shall  perform such
  duties and have such powers as may from time to time be assigned to them by the Board of Directors.

            Section 10. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

                                     ARTICLE V

                                   Capital Stock


            Section 1. Certificates for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each shareholder in such form, not inconsistent with the Certificate of Incorporation and these Bylaws, as shall be approved by the Board of Directors. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; and the seal of the Corporation shall be affixed thereto. However, where any such certificate is signed by a transfer agent and by a registrar of the Corporation, other than the Corporation itself or its employee, the signature of either the transfer agent or the registrar and of any such corporate officer or officers and the seal of the Corporation upon such certificate may be facsimiles, engraved, or printed. All certificates exchanged or returned to the Corporation shall be cancelled.

            Section 2. Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws, as they may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation.

            Section 3. Lost, Stolen, or Destroyed Certificates. The Board of Directors, in their discretion, may require the owner of any certificate of stock alleged to have been lost, stolen, or destroyed, or his legal representatives, to give the Corporation a bond in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, as a condition of the issue of a new certificate of stock in the place of any certificate theretofore issued alleged to have been lost, stolen, or destroyed. Proper and legal evidence of such loss, theft, or destruction shall be procured for the Board, if required. The Board of Directors in their discretion may refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matters.

            Section 4. Record Date. The Board of Directors may fix in advance a date, not more than sixty days nor less than ten days preceding the date of any meeting of the shareholders and not more than sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            Section 5. Maintenance and Inspection of Stock Ledger. The original or a duplicate stock ledger containing a list of the shareholders shall be maintained at the principal office or place of business of the Corporation and shall upon written demand under oath stating the purpose thereof, be available for inspection by any shareholder of record for any proper purpose in person or by attorney or other agent during the usual hours of business. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

            Section 6. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such in the stock ledger of the Corporation as the owner of shares of the Corporation's stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                    ARTICLE VI

                                       Seal


            The seal of the Corporation shall consist of a flat-faced, circular die with the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Delaware" inscribed thereon.


                                    ARTICLE VII

                                      Waiver


            Whenever any notice whatever is required to be given by statute, or under the provisions of the Certificate Of Incorporation or Bylaws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VIII

                            Checks, Notes, Drafts, Etc.


            Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time determine.


                                    ARTICLE IX

                                    Amendments


            These Bylaws may be amended or repealed and new Bylaws adopted by the affirmative vote of a majority of the total number of directors (fixed by the Bylaws as in effect immediately prior to such vote) or by the affirmative vote of the holders of 75 percent of the voting power of the Corporation's stock outstanding and entitled to vote thereon. Such Bylaws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its shareholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware.